UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008
PULTE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
On May 8, 2008, Pulte Mortgage LLC (“Pulte Mortgage”) and Calyon New York Branch (“Calyon”), as Administrative Agent, agreed to terminate Pulte Mortgage’s $100 million asset-backed commercial paper program. As a result of the termination, Pulte Mortgage repaid the outstanding principal balance of $100 million. Pursuant to the terms of the commercial paper program, the participating lenders had the right to declare a termination date and terminate the lender commitments if any of Moody’s Investors Service, Standard and Poor’s Corporation, or Fitch Ratings rated any of the senior unsecured debt of Pulte Homes, Inc. at or below Ba2, BB, or BB, respectively. Calyon, as Administrative Agent, exercised such right after Standard and Poor’s Corporation rated such debt BB. Based on expected origination volumes, Pulte Mortgage believes it has capacity through its bank revolving credit facility and other sources to meet its anticipated financing needs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.
Date: May 12, 2008	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Vice President, General Counsel and Secretary